Exhibit 8.1

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

Retail Opportunity Investments Corp. Retail Opportunity Investments Partnership, LP 11250 El Camino Real, Suite 200 San Diego, California 92130	September 21, 2023

Re:	REIT Qualification of Retail Opportunity Investments Corp.

Ladies and Gentlemen:

We have acted as counsel to Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and Retail Opportunity Investments Corp., a Maryland corporation (the “Company”) in connection with the registration statement on Form S-3 (Registration Nos. 333-264510 and 333-264510-01) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We are furnishing this letter to you in connection with the offer and sale by the Operating Partnership of $350,000,000 of 6.750% Senior Unsecured Notes due 2028 for issuance pursuant to the Underwriting Agreement dated September 14, 2023 (the “Underwriting Agreement”), by and among the Operating Partnership and the Company, on the one hand and J.P. Morgan Securities LLC., BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as Representatives of the several Underwriters named therein, on the other hand (the “Underwriters”). The Notes have been issued pursuant to the Indenture dated as of December 9, 2013 (the “Base Indenture”) by and among the Operating Partnership, the Company and Wells Fargo Bank, National Association, as supplemented by the Third Supplemental Indenture to the Indenture, dated as of September 21, 2023 (together with the Base Indenture, the “Indenture”) by and among the Operating Partnership, the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The payment of principal and interest on the Notes will be fully and unconditionally guaranteed by the Company pursuant to the Indenture (the “Guarantee”).

Except as otherwise indicated herein, terms used in this letter have the meanings given to them in the Registration Statement.

CLIFFORD CHANCE US LLP

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1. the Amended and Restated Charter of the Company;

2. the bylaws of the Company;

3. a Certificate of Representations (the “Certificate of Representations”) dated as of the date hereof, provided to us by the Company and the Operating Partnership;

4. the Registration Statement, the related prospectus, dated April 27, 2022 (the “Base Prospectus”), the preliminary prospectus supplement, dated September 14, 2023 (the “Preliminary Prospectus Supplement”), and the prospectus supplement, dated September 14, 2023 (the “Prospectus Supplement,” together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”; and

5. such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents on the parties thereto have been performed or satisfied in accordance with their terms, and (v) the Company at all times will operate in accordance with the method of operation described in its organizational documents, the Registration Statement, the Prospectus and the Certificate of Representations. As of the date hereof, we are not aware of any facts inconsistent with the statements in the organizational documents, the Registration Statement, the Prospectus or the Certificate of Representations.

For purposes of rendering the opinions stated below, we have assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations provided to us by the Company and the Operating Partnership, and that each representation contained in such Certificate of Representations to the best of the Company’s or the Operating Partnership’s knowledge or belief is accurate and complete without regard to such qualification as to the best of such entity’s knowledge or belief. These representations generally relate to the organization and method of operation of the Company.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

1. Commencing with its taxable year ended December 31, 2010, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Registration Statement and the Prospectus and as set forth in the Certificate of Representations will enable the Company to continue to meet the requirements for qualification as a REIT under the Code; and

CLIFFORD CHANCE US LLP

2. The statements included in the Registration Statement and Prospectus under the caption “U.S. Federal Income Tax Considerations,” as modified and supplemented by the statements in the Prospectus Supplement under the caption “Supplemental U.S. Federal Income Tax Considerations,” to the extent they describe applicable U.S. federal income tax law, are correct in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations.

The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP